EXHIBIT 10.4

VIA FACSIMILE AND

OVERNIGHT MAIL

Michael R. Dougherty

President and Chief Executive Officer

Adolor Corporation

700 Pennsylvania Drive

Exton, Pennsylvania 19341

Re: Amendment	No. 3 to Collaboration Agreement

Dear Mike,

This letter amendment (“Amendment No. 3”), effective as of June 9, 2008, is in reference to the Collaboration Agreement dated April 14, 2002 (the “Collaboration Agreement”), as amended by Amendment No. 1 to the Collaboration Agreement effective on June 24, 2003 (“Amendment No. 1”) and Amendment No. 2 to the Collaboration Agreement effective on December 22, 2004 (“Amendment No. 2”) (the Collaboration Agreement, Amendment No. 1 and Amendment No.2 are collectively referred to herein as, the “Agreement”), by and between Adolor Corporation (“Adolor”) and Glaxo Group Limited (“GGL”). All capitalized terms used in this Amendment No. 3 that are not otherwise defined herein shall have the meanings given to them in the Agreement.

Notwithstanding anything to the contrary in the Agreement, the terms pursuant to which GSK shall deploy and pay incentive compensation to the GSK Sales Representatives during the period beginning on the date of the First Commercial Sale of the POI Product in the United States until December 31, 2008 (the “Launch Period”) shall be as follows:

Subject to an annual [**] percent [**] vacancy rate, GSK shall deploy not less than [**] GSK Sales Representatives to Detail the POI Product to the Target Audience in the United States during the Launch Period. The Parties acknowledge and agree that a GSK Sales Representative shall mean and include those individuals referred to internally by GSK in the United States as “Account Managers” who are hospital based. This deployment of GSK Sales Representatives as set forth in this Amendment No. 3 shall be considered as the Sales Representative FTE Requirements for GSK during the Launch Period. Further, during the Launch Period, GSK will not categorize the GSK Sales Representatives as Hospital Account Managers, Oncology Account Managers or Surgical Account Managers.

1.	The incentive compensation available to be earned by a GSK Sales Representative with respect to the POI Product during the Launch Period will be [**] the GSK Sales Representative’s base incentive compensation (defined below). The incentive compensation available to be earned by GSK Sales Representatives during the Launch Period with respect to the POI Product shall be as set forth on Exhibit A attached hereto and incorporated herein, and shall be at average target, not less than [**] of the total target incentive compensation available to be earned by such GSK Sales Representatives during the Launch Period The term “total target incentive compensation” as used above means the incentive compensation available to be earned at [**] quota attainment for all products, including the POI Product, promoted by a GSK Sales Representative during the Launch Period.

This Amendment No. 3 shall remain in effect until December 31, 2008. Prior to December 1, 2008, Adolor and GSK will negotiate in good faith and finalize any amendments to the Agreement with respect to the

[**] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Michael R. Dougherty

terms pursuant to which the Parties will deploy and pay Incentive Compensation to the Sales Representatives for the remainder of Year 1, and Years 2 and 3 following First Commercial Sale of the POI Product. In the event that the Parties are unable to reach agreement on the terms pursuant to which the Parties will deploy and pay Incentive Compensation to the Sales Representatives for the remainder of Year 1, and Years 2, and 3 following First Commercial Sale of the POI Product, the Parties shall comply with the provisions set forth in the Collaboration Agreement, as amended prior to this Amendment No. 3.

This Amendment No. 3 shall be construed, and the respective rights of the Parties determined, according to the substantive law of the State of Delaware notwithstanding the provisions governing conflict of laws under such Delaware law to the contrary. Except as set forth in this Amendment No. 3, the Agreement shall remain in full force and effect and is hereby ratified and confirmed except that each reference to the “Agreement” or words of like import in the Agreement will mean and be a reference to the Agreement as amended by this Amendment No. 3.

Please sign two copies of this Amendment No. 3 where indicated below to confirm Adolor’s agreement to this Amendment No. 3 and return one copy to the attention of Hope D’Oyley-Gay, Assistant General Counsel, GlaxoSmithKline, 2301 Renaissance Boulevard, King of Prussia, PA 19406. This Amendment No. 3 may be executed in any two counterparts, each of which, when executed, shall be deemed to be an original and both of which together shall constitute one and the same document. Further, this Amendment No. 3 may be executed by facsimile signatures, which signatures shall have the same force and effect as original signatures.

Very truly yours,

GLAXO GROUP LIMITED

By:	/s/ Carol G. Ashe
Name:	Carol G. Ashe
Title:	Attorney-in Fact

Acknowledged and Agreed

ADOLOR CORPORATION

By:	/s/ Michael R. Dougherty
Name:	Michael R. Dougherty
Title:	President and Chief Executive Officer

cc:	Martha Manning, Esq.

Randall B. Sunberg, Esq.

Anne Whitaker

Sheri Mullen

Kevin LaWall

Hope D’Oyley-Gay, Esq.

Vinod Ramachandran

Michael R. Dougherty

EXHIBIT A

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[**] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.